 As filed with the Securities and Exchange Commission on November 3, 2003

                           Registration No. 333-36720
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

             ------------------------------------------------------
                     UNITED BANCORPORATION OF ALABAMA, INC.
             (Exact name of registrant as specified in its charter)
             ------------------------------------------------------


          DELAWARE                                    63-0833573
   (State of Incorporation)                (I.R.S. Employer Identification No.)

                                  P.O. Drawer 8
                              Atmore, Alabama 36504
                                 (251) 368-2525
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            1998 STOCK OPTION PLAN OF
                     UNITED BANCORPORATION OF ALABAMA, INC.
                            (full title of the Plan)

                              ROBERT R. JONES, III
                       President & Chief Executive Officer
                                  P.O. Drawer 8
                              Atmore, Alabama 36504
                            Telephone: (251) 368-2525
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

             ------------------------------------------------------

                        Copies of all communications to:

                             JAMES DALE SMITH, ESQ.
                              Armbrecht Jackson LLP
                                  P.O. BOX 290
                              Mobile, Alabama 36601
                                 (251) 405-1300

                         CALCULATION OF REGISTRATION FEE


Title of each class of                                                                                          Amount of
securities to be                                     Proposed maximum             Proposed maximum              registration fee
registered              Amount to be registered(1)   offering price per share(2)  aggregate offering price(2)   (2)(3)
----------------------  --------------------------   ---------------------------  ---------------------------   ----------------
Class A Common Stock,       146,200 shares                $   31.00                 $   4,532,200.00              $   193.11
$.01 par value


(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers an indeterminate amount of securities to be offered or issued pursuant to the antidilution provisions of the Plan described herein. Includes 69,200 shares previously registered.

(2) Pursuant to Rule 457(c) under the Securities Act, the offering price is estimated solely for the purpose of determining the registration fee and is based on the most recent sales price of $31.00 of Class A Common Stock reported to the Registrant for a sale on October 9, 2003.

(3) Registration fee is based on 77,000 shares not previously registered; $566.33 was paid with respect to 69,200 shares registered upon filing of Registration Statement No. 333-36720.

                                EXPLANATORY NOTE

         The purpose of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 333-36720) filed with the Securities and Exchange Commission on May 10, 2000, is to assure registration of the total number of shares of Class A Common Stock, $.01 par value per share (the "Common Stock"), of United Bancorporation of Alabama, Inc. (the "Registrant"), which were issuable pursuant to the 1998 Stock Option Plan of United Bancorporation of Alabama, Inc., as amended (the "Plan"), as of May 10, 2000, the date of said Registration Statement, taking into account the 2-for-1 stock split effected prior to and referred to in said Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement No. 333-36720 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atmore, State of Alabama, on November 3, 2003.

                                  UNITED BANCORPORATION OF ALABAMA, INC.
                                  Registrant

                                  By: /s/ Robert R. Jones, III
                                      -----------------------------------------
                                          Robert R. Jones, III
                                          President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated:


      Signature                                            Title                                       Date

/s/  Robert R. Jones, III                            President, Chief
---------------------------                          Executive Officer, Director                 November 3, 2003
     Robert R. Jones, III                            (Principal Executive Officer)


/s/  Mitchell D. Staples                             Treasurer
---------------------------                          (Principal Financial and                    November 3, 2003
     Mitchell D. Staples                             Accounting Officer)


              *                                      Director
---------------------------                                                                      November 3, 2003
     H. Leon Esneul


              *                                      Director
---------------------------                                                                      November 3, 2003
     David D. Swift


              *                                      Director
---------------------------                                                                      November 3, 2003
     William J. Justice


              *                                      Director
---------------------------                                                                      November 3, 2003
     Dale M. Ash


              *                                      Director
---------------------------                                                                      November 3, 2003
     William C. Grissett


              *                                      Director
---------------------------                                                                      November 3, 2003
         L. Walter Crim

*By: /s/  Robert R. Jones, III
    -----------------------------
    For himself in the capacities indicated above and as attorney-in-fact


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